UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 7, 2011

Altair Nanotechnologies Inc.
(Exact Name of Registrant as Specified in its Charter)

Canada	1-12497	33-1084375
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

204 Edison Way
Reno, NV		89502
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code:
(801) 858-3750

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

TABLE OF CONTENTS

Item 1.01	Entry into Material Definitive Agreement

Item 7.01	Regulation FD Disclosure

Item 9.01	Financial Statements and Exhibits

SIGNATURES

EXHIBIT INDEX

EX. 99.1	Press Release

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Item 1.01	Entry into Material Definitive Agreement

On June 7, 2011, Altairnano, Inc. (the "Company") and Inversiones Energeticas S.A. de C.V. (“INE”) entered into a 90-day extension of an automatic termination provision of the contract dated February 9, 2011 between the Company and INE (the “Contract”) in the amount of $17,967,985 for the provision of a ten megawatt ALTI-ESS advanced battery system in El Salvador. The Company previously announced that INE had terminated the Contract based upon a letter indicating that the government entity that regulates electric utilities in El Salvador had declined to grant required approval for the project.  INE recently stated that such letter was not intended to effect a termination of the Contract, but merely to provide notice of its initial failure to obtain regulatory approval, which would automatically effect a termination of the Contract if the issue was not resolved within 120 days, subject to extension by the parties. Consistent with the Contract, the 90-day extension permits INE to continue to seek regulatory approval.

Item 7.01	Regulation FD Disclosure.

On June 13, 2011 the Company issued a press release entitled “INE EXTENDS ALTAIRNANO CONTRACT; WORKING TO RESOLVE REGULATORY ISSUES THAT DELAYED PROJECT”. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Securities Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1 Press release issued by Altair Nanotechnologies Inc. dated June 13, 2011 entitled “INE EXTENDS ALTAIRNANO CONTRACT; WORKING TO RESOLVE REGULATORY ISSUES THAT DELAYED PROJECT”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated: June 13, 2011	By:	/s/ John Fallini
John Fallini, Chief Financial Officer

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